As filed with the Securities and Exchange Commission on June 28, 1999
                                                    Registration No. 333-___

=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                          COLUMBUS McKINNON CORPORATION
             (Exact name of Registrant as specified in its charter)

         New York                                           16-0547600
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No.)
140 John James Audubon Parkway
Amherst, New York                                           14228-1197
(Address of Principal Executive Office)                     (Zip Code)


                Options assumed by Columbus McKinnon Corporation
                          originally granted under the:

                          G.L. INTERNATIONAL INC. 1997
                                STOCK OPTION PLAN

                                     and the

                         LARCO INDUSTRIAL SERVICES LTD.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                            Robert L. Montgomery, Jr.
              Executive Vice President and Chief Financial Officer
                          COLUMBUS McKINNON CORPORATION
                         140 John James Audubon Parkway
                          Amherst, New York 14228-1197
                     (Name and address of agent for service)

                                  716-689-5400
          (Telephone number, including area code, of agent for service)

             Copy to: Phillips, Lytle, Hitchcock, Blaine & Huber LLP
                                3400 HSBC Center
                             Buffalo, New York 14203
                      Attention: Frederick G. Attea, Esq..

                       CALCULATION OF REGISTRATION FEE
---------------------- -------------- --------------- ------------- ------------

       Title of          Amount        Proposed Max.  Proposed Max.  Amount of
   securities to be       to be        offering price  aggregate    registration
      registered       registered (1)      per share    offering      fee (2)
                                                        price (2)
---------------------- -------------- --------------- ------------- ------------


Common Stock, par         154,848     $4.34 - $17.36   $929,694.52    $258.46
value $.01 per share,
and related Preferred                 Weighted
Stock Purchase Rights                 average $6.0039
---------------------- -------------- --------------- ------------- ------------

(1) The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plans. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The maximum aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(h) based upon the weighted average price at which granted options may be exercised. No additional options will be issued under either of the above-mentioned plans.

         The shares of common stock registered hereunder are issuable in connection with stock options assumed by the Registrant pursuant to a certain Agreement and Plan of Merger, dated as of February 16, 1999, pursuant to which G.L. International Inc. ("G.L.") became a wholly-owned direct subsidiary of Registrant and Larco Industrial Services Ltd. ("Larco") became a wholly-owned indirect subsidiary of Registrant. These options were originally granted by G.L. to certain employees under the G.L. 1997 Stock Option Plan and by Larco to certain employees and a non-employee director under the Larco 1997 Stock Option Plan.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Pursuant to the instructions for Form S-8, the documents containing the information specified in Items 1 and 2 of Part I of Form S-8 are not being filed with the Securities and Exchange Commission as part of this Registration Statement, but will be sent or given to optionees as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                  The following documents previously filed with the Commission are incorporated by reference in this Registration Statement.

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

                  (b) The Company's Quarterly Reports on Form 10-Q for the periods ended June 28, 1998, September 27, 1998 and December 27, 1998.

                  (c) The Company's Current Reports on Form 8-K filed on April 9, 1998; October 29, 1998; May 18, 1999 and May 26, 1999.

                  (d) The description of the Capital Stock contained in the Company's Registration Statement on Form 8-A, dated January 22, 1996, as amended by Registrant's Form 8-A/A Amendment No. 1, dated February 21, 1996.

                  (e) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, dated October 27, 1997.

                  In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  The Certificate of Incorporation of the Registrant provides that a director will not be personally liable for damages to the Registrant or its shareholders for breach of duty as a director, except to the extent that such exemption or limitation is not permitted under the New York Business Corporation Law (the "NYBCL"). The NYBCL does not permit the elimination or limitation of liability arising from (i) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (ii) any transaction from which the director derived financial profit or other advantage to which he was not legally entitled; (iii) payment of a dividend or approval of a stock repurchase in violation of NYBCL Section 510 (which, among other things, requires that dividends be paid only out of earned surplus and prohibits dividend payments when a corporation is insolvent or would thereby be made insolvent) or NYBCL Section 513 (which, among other things, prohibits a corporation from purchasing or redeeming its shares out of surplus if the corporation is insolvent or would thereby be made insolvent and places certain restrictions on the purchase price payable by a corporation in purchasing or redeeming its shares); (iv) distribution of assets to shareholders after dissolution without provision for all known liabilities; or (v) extension of any loan to directors in violation of NYBCL Section 714 (which requires any loan from a corporation to a director to be authorized by vote of the shareholders).

                  The Certificate of Incorporation also provides that each person, and his or her heirs, executors, or administrators, who was or is a party or is threatened to be made a party to, or is involved in any threatened or pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Registrant to the fullest extent permitted by the NYBCL. The Certificate further provides that the right to indemnification includes the right to be paid by the Registrant for expenses incurred in connection with any such proceeding before its final disposition to the fullest extent permitted by the NYBCL, and the right to indemnification conferred thereunder is a contract right.

                  Under the Certificate of Incorporation, (i) the rights and authority described above are not exclusive of any other right that any person otherwise may have or acquire and (ii) no amendment, modification or repeal of the Certificate of Incorporation or Bylaws will eliminate or reduce the effect of the provisions in the Certificate of Incorporation limiting liability or indemnifying certain persons or adversely affect any right or protection then existing thereunder in respect to any acts or omissions occurring before such amendments, modification, repeal or adoption.



                  Sections 721 through 725 of the NYBCL provide for indemnification of directors and officers under certain circumstances and subject to specific limitations, and authorize a corporation to purchase insurance to indemnify its directors and officers. Pursuant to these provisions, a corporation may indemnify its officers and directors who are or are threatened to be made parties in any action or proceeding, except a derivative action, whether civil or criminal, by reason of their being officers or directors or serving, at the request of the corporation, in any capacity any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, provided that the officer or director acted in good faith, for a purpose that such officer or director reasonably believed to be in (or in case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to) the best interests of the corporation. In the case of criminal actions or proceedings, indemnification is allowed if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. An officer or director who is successful in defense of such civil or criminal actions or proceeding is entitled to indemnification.

                  A corporation may indemnify any person made, or threatened to be made, a party to a derivative action by reason of the fact that such person is or was a director or officer of the corporation or was serving at the request of the corporation as a director or officer of any corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, provided that such director or officer acted in good faith, for a purpose which he reasonably believed to be in (or in the case of service for another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to) the best interests of the corporation, except that no indemnification is permitted in respect to a threatened action or a pending action which is settled or otherwise disposed of or in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, except to the extent that a court may otherwise determine.

                  A person who has been successful in the defense of a civil or criminal action or proceeding of the character described above is entitled to indemnification to the extent described above. Otherwise, absent court approval, indemnification in the specific case, after a finding that the director or officer met the requisite standard of conduct, must be authorized either (i) by the board of directors acting by a quorum consisting of directors who are not parties to the action; or (ii) by the board upon the opinion of independent legal counsel that the indemnification is proper under the circumstances, or
(iii) by the shareholders.

Item 7.  Exemption from Registration.

                  Not applicable.

Item 8.  Exhibits

                  See the Exhibit Index, below.

Item 9.  Undertakings

                  (a)  The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)  To include any  prospectus required  by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amherst, New York on June 28, 1999.


                          COLUMBUS McKINNON CORPORATION


                          By:      /S/ ROBERT L. MONTGOMERY, JR.
                                   -----------------------------
                                   ROBERT L. MONTGOMERY, JR.
                                   Executive Vice President and
                                   Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TIMOTHY T. TEVENS and ROBERT L. MONTGOMERY, JR., and each of them, as his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JUNE 28, 1999.

SIGNATURE                            CAPACITY
---------                            --------

 /S/ HERBERT P. LADDS, JR.           Chairman of the Board of Directors
 -------------------------
 Herbert P. Ladds, Jr.

 /S/ TIMOTHY T. TEVENS               President, Chief Executive Officer
 ---------------------
 Timothy T. Tevens                    and Director (Principal Executive Officer)

 /S/ ROBERT L. MONTGOMERY, JR.       Executive Vice President, Chief Financial
 -----------------------------
 Robert L. Montgomery, Jr.            Officer  (Principal Accounting Officer
                                      and Principal Financial Officer) and
                                      Director

 /S/ EDWARD W. DUFFY                 Director
 -------------------
 Edward W. Duffy

 /S/ RANDOLPH A. MARKS               Director
 ---------------------
 Randolph A. Marks

 /S/ L. DAVID BLACK                  Director
 ------------------
 L. David Black

 /S/ CARLOS PASCUAL                  Director
 ------------------
 Carlos Pascual


 /S/ RICHARD H. FLEMING              Director
 ----------------------
 Richard H. Fleming

                                INDEX TO EXHIBITS
                                -----------------



EXHIBIT
-------

5                 -        Opinion of Phillips, Lytle,
                           Hitchcock, Blaine & Huber LLP as to
                           the legality of the securities
                           registered.

23(a)             -        Consent of Ernst & Young LLP

23(b)             -        Consent of Phillips, Lytle, Hitchcock,
                           Blaine & Huber LLP (included in Exhibit 5)

24                -        Power of Attorney (included with
                           signature page)